Standard Industrial Classification Code 3826

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 7, 2009

Arrayit Corporation

(Formerly Integrated Media Holdings, Inc.)
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

524 East Weddell Drive
Sunnyvale, CA  94089
(Address of principal executive offices)

Rene Schena
524 East Weddell Drive
Sunnyvale, CA  94089
(Name and address of agent for service)

408-744-1711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 –  Other Events

Effective Wednesday, October 7, 2009  Arrayit Corporation (OTC.BB: ARYC), a leading manufacturer of products and services for disease prevention, treatment and cure, announced today that the  microarray based diagnostic kits for specific cancers and degenerative diseases are in the late stages of development.  In  preparation for product launch, Arrayit Diagnostics, Inc. recently opened sales offices in Houston, Texas.

ITEM 9.01 –  Financial Statements and Exhibits

Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arrayit Corporation

Date: October 7, 2009	By: /s/ Rene A. Schena
Name: Rene A. Schena Title: Chief Executive Officer

Exhibit 90.1
Press Release

Arrayit Corporation
524 East Weddell Drive
Sunnyvale CA 94089
USA
Phone (408) 744-1331
Fax (408) 744-1711
Website http://arrayit.com

Letter to Shareholders from the CEO

October 7, 2009

With the start of trading of Arrayit Corporation (ARYC) on the bulletin board in March, 2009, we initiated a deliberate and measured strategy to introduce Arrayit’s scientific accomplishments of the past 13 years to our shareholders.  As we have laid the foundation for the announcement of future initiatives through this awareness campaign, we have seen interest in our stock steadily increase.  After pioneering the development of research tools for genomics (the study of the genetic structure) and proteomics (the study of the proteins produced by the activity of specific genes), Arrayit is now entering the exciting field of diagnostics of disease states.

Our microarray based diagnostic kits for specific cancers and degenerative diseases are in the late stages of development. Arrayit has incorporated novel strategies that greatly improve the accuracy of the tests.  Arrayit has demonstrated a unique ability to obtain consistent results where others have failed.   In preparation for product launch, Arrayit Diagnostics, Inc. recently opened sales offices in Houston, Texas.

We are also pleased to report that our products are now represented by 44 international distributors with a presence in over 50 nations.  For the third quarter of this year, sales are up 41% from a year ago.  Our recently announced initiatives with the CDC, Sandia National Laboratory and the Parkinson’s Institute are proceeding with remarkable results.

For 13 years we have positioned ourselves with a firm foundation of proven science and global success.  We want to thank each of you for your ability to see the big picture and for being in a place to benefit from the contributions these diagnostic tests will make  to alleviate personal suffering, and to provide much needed cost savings to the health care industry through early diagnosis and treatment.

Gene specific personalized treatments are in their infancy and with your continuing support, Arrayit will be a major contributor in helping the health care revolution mature.

Sincerely,

/s/ Rene Schena
Rene Schena
CEO

About Arrayit Corporation

Arrayit Corporation, headquartered in Sunnyvale, California, leads and empowers the genetic, research, pharmaceutical, and diagnostic communities through the discovery, development and manufacture of proprietary life science technologies and consumables for disease prevention, treatment and cure. It now offers over 650 products to a customer base, including most every major university, pharmaceutical and biotech company, major agricultural and chemical company, government agency, national research foundation and many private sector enterprises. Please visit www.arrayit.com for more information.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release that constitute forward-looking statements are based on currently available information, involve certain risks and uncertainties and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. Risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the biomedical business; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions, the outcome of our legal disputes; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Arrayit and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K/A for the fiscal year ended December 31, 2008 and Form 10-Q/A for the fiscal first quarter ended March 31, 2009 and Form 10-Q/A for the fiscal third quarter ended September 30, 2008.

Contact
Media Contact:
Rod Mitchell
Telephone: 281-350-5506
mediarod@aol.com